UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2020

GRANITE CONSTRUCTION INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12911	77-0239383
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

585 West Beach Street

Watsonville, California 95076

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2020, the Board of Directors of Granite Construction Incorporated (the “Company” or “Granite”) appointed Kyle T. Larkin as President and principal executive officer of the Company effective immediately. Mr. Larkin, age 49, joined Granite in 1996, and served as Executive Vice President and Chief Operating Officer since February 2020. Mr. Larkin has held a variety of positions within the Company, including serving as Senior Vice President and Group Manager from 2017 to 2019. In October 2019, the Company announced that Mr. Larkin would serve as Senior Vice President and Manager of Construction and Materials Operations. Previously, Mr. Larkin served as Vice President and Regional Manager in Nevada from January 2014 to September 2017, and President of Granite’s wholly owned subsidiary, Intermountain Slurry Seal, Inc. from 2011 to 2014. He also served as Manager of Construction for the Company’s Reno area office from 2008 to 2011, Chief Estimator from 2004 to 2008 and Project Manager, Project Engineer and Estimator at Granite’s Nevada Branch between 1996 and 2003. Mr. Larkin holds a Bachelor of Science degree in Construction Management from California Polytechnic State University, San Luis Obispo and a Master of Business Administration from the University of Massachusetts, Amherst.

In connection with Mr. Larkin’s appointment, his compensation package was adjusted to: (i) increase his annual base salary from $525,000 to $800,000, effective as of September 22, 2020; (ii) increase his target annual incentive opportunity under the Company’s Annual Incentive Plan from $420,000 to $800,000, applicable commencing with the 2020 year under the terms of the Company’s Annual Incentive Plan; and (iii) approve an equity award opportunity of $2,200,000 under the Company’s Long-Term Incentive Compensation Plan. Mr. Larkin also participates in the Granite Construction Key Management Deferred Compensation Plan II and the Executive Retention and Severance Plan III and receives a vehicle allowance of $1,000 per month. Under the Executive Retention and Severance Plan III, Mr. Larkin will be entitled to a severance multiple of 2x in the event his employment is terminated without cause by the Company or he resigns with good reason, in either case, within three years after a change in control. For more information on the Company’s executive compensation plans and policies, see the disclosure under “Executive and Director Compensation and Other Matters” in the Company’s proxy statement for the 2019 annual meeting of shareholders.

Effective with Mr. Larkin’s appointment, James H. Roberts has transitioned from President and Chief Executive Officer to Chief Executive Officer Emeritus. Mr. Roberts plans to retire from the Company and is expected to continue to assist the Company with an orderly transition until then. Mr. Roberts has retired from the Board of Directors, as required by the Company’s Corporate Governance Guidelines. Mr. Roberts joined Granite in 1981, and served in various capacities, including as President and Chief Executive Officer since September 2010.

Forward-looking Statements

Any statements contained in this Current Report on Form 8-K that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, outcomes, outlook, guidance and expectations constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “plans,” “expected” or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities and outcomes. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. These expectations are subject to numerous risks and uncertainties, many of which are beyond our control or directly controlled by others, which could result in our expectations not being realized. Such risks and uncertainties include, but are not limited to those described in greater detail in our filings with the Securities and Exchange Commission.

Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K and, except as required by law, we undertake no obligation to revise or update any forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ M. Craig Hall
M. Craig Hall
Senior Vice President, General Counsel and Secretary

Date: September 28, 2020